Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-75078, 333-65632 and 333-19473 of Party City Corporation and subsidiary on Form S-8 of our report dated September 7, 2004 appearing in the Annual Report on Form 10-K of Party City Corporation and subsidiary for the fiscal year ended July 3, 2004.

Parsippany, New Jersey
September 13, 2004